UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 31, 2024

Commission File Number: 0-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware                    61-1203323
(State or other jurisdiction of        (I.R.S. Employer Identification
incorporation or organization)        Number)

2002 Papa Johns Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Todd Penegor as President and Chief Executive Officer and Director

On July 31, 2024, Papa John’s International, Inc. (the “Company”) and the Board of Directors (the “Board”) appointed Todd A. Penegor to serve as President and Chief Executive Officer of the Company. The Board also appointed Mr. Penegor as a member of the Board with a term to last until the Company’s annual meeting of stockholders in 2025.

Prior to joining the Company, Mr. Penegor, 59, served as President, Chief Executive Officer and a member of the board of directors of The Wendy’s Company from 2016 through February 2024, following his service as Chief Financial Officer of Wendy’s since 2013. Prior to joining Wendy’s, Mr. Penegor worked at Kellogg Company, a global leader in food products, from 2000 to 2013 where he held several key leadership positions, including Vice President of Kellogg Company and President of U.S. Snacks from 2009 to 2013, Vice President and Chief Financial Officer of Kellogg Europe from 2007 to 2009 and Vice President and Chief Financial Officer of Kellogg USA and Kellogg Snacks from 2002 to 2007. Before joining Kellogg, Mr. Penegor worked for 12 years at Ford Motor Company in various positions, including strategy, mergers and acquisitions, the controller’s office and treasury. Mr. Penegor also serves on the board of directors of Ball Corporation (since 2019) and Dutch Bros Inc. (since 2024). Mr. Penegor also formerly served on the board of directors of Perrigo Company plc in 2024.

Employment Agreement

In connection with his appointment, the Company entered into an employment agreement with Mr. Penegor on July 31, 2024 (the “Employment Agreement”). The Employment Agreement has a four-year term expiring on June 30, 2028.

The Employment Agreement provides for a minimum annual base salary of $1,000,000, an annual cash incentive opportunity with a target set at 150% of base salary, and annual equity awards opportunities applicable to other of the Company’s executive officers. His initial annual equity awards granted in fiscal year 2024 and to be granted in 2025 under the Company’s long-term incentive program have a target grant-date fair value of $5 million (pro-rated to $2.5 million in 2024), made in the same allocation of grant types as awarded to other executive officers of the Company. During the term of the Employment Agreement, future base salary increases, and the amount, performance criteria and terms of bonus awards and equity awards are at the discretion of the Compensation Committee of the Board. In addition, Mr. Penegor is eligible for a cash transition bonus of $250,000 payable as soon as practicable after December 31, 2024, upon his continued employment through such date and achievement of certain non-financial performance objectives established by the Compensation Committee of the Board.

In addition, Mr. Penegor was granted sign-on compensation, consisting of $1.25 million in restricted stock, which was granted on July 31, 2024, one-third of which will vest on each anniversary of the grant date. Mr. Penegor is also entitled to relocation benefits consistent with Company policy for executive officers, plus an additional $150,000 payment to cover relocation and moving expenses. Relocation benefits will be “grossed-up” to cover applicable taxes per the Company’s standard policy for employees.

Upon termination without Cause or resignation for Good Reason (each as defined in the Employment Agreement), not in connection with a Change in Control (as defined in the Employment Agreement), Mr. Penegor would be entitled to receive the following benefits:
•if such termination without Cause or resignation for Good Reason occurs on or prior to July 31, 2026, severance equal to 1.5 times the sum of (i) his base salary and (ii) his target annual incentive opportunity; or (b) if such termination or resignation occurs after July 31, 2026, severance equal to 18 months of his base salary;
•a pro rata portion of his annual incentive opportunity for the fiscal year in which the termination or resignation occurs based on actual full-year performance results;
•reimbursement of his cost of COBRA medical and dental benefits for 18 months;
•outplacement assistance, at a cost to the Company not to exceed $12,000, for a period of 12 months;
•accelerated vesting of his sign-on equity award; and
•proportional vesting for other outstanding equity awards based on time served through the date of the termination.

Upon termination without Cause or resignation for Good Reason in the 24 months after a Change in Control of the Company, Mr. Penegor would be entitled to the same benefits as described in the immediately preceding paragraph, except that his severance would be equal to: (a) if such termination or resignation occurs on or prior to July 31, 2026, two times the sum of (i) his base salary and (ii) his target annual incentive opportunity; or (b) if such termination or resignation occurs after July 31, 2026, three times his base salary. In addition, upon his termination without Cause or resignation for Good Reason in the 24 months after a Change in Control in which such awards are assumed, (i) the award agreements for Mr. Penegor’s time-based equity awards provide that the awards will fully vest, and (ii) his Employment Agreement provides that performance-based equity awards will vest pro rata based on actual performance and time served through the date of the performance period. The Employment Agreement provides for the reduction of Change in Control payments to the maximum amount that could be paid to him without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code if a reduction would provide him with a greater after tax benefit than if payments were not reduced.

This summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other

Mr. Penegor has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Mr. Penegor succeeds Ravi Thanawala, who has served as Interim Chief Executive Officer and Chief Financial Officer since March 20, 2024. Mr. Thanawala has resumed his role as the Company’s Chief Financial Officer.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on August 1, 2024, to announce the Chief Executive Officer appointment. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment Agreement between Papa John’s International, Inc. and Todd Penegor dated and effective July 31, 2024.
99.1	Papa John’s International, Inc. press release dated August 1, 2024.
104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: August 5, 2024	/s/ Caroline Miller Oyler
Caroline Miller Oyler
Chief Legal & Risk Officer and Corporate Secretary